SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                 --------------

                                    FORM 8-K

                                 CURRENT REPORT
                         PURSUANT TO SECTION 13 OR 15(d)
                     OF THE SECURITIES EXCHANGE ACT OF 1934


         Date of Report (Date of earliest event reported): May 10, 2004
                                                           ------------


                           AMERICAN VANTAGE COMPANIES
             (Exact Name of Registrant as Specified in its Charter)


            Nevada                       0-10061                  04-2709807
----------------------------     -----------------------     -------------------
(State or other Jurisdiction     (Commission File Number)       (IRS Employer
     of Incorporation)                                       Identification No.)


  4735 S. Durango Dr., Suite #105, Las Vegas, Nevada           89147
  --------------------------------------------------        ----------
       (Address of Principal Executive Offices)             (Zip Code)


         Registrant's telephone number, including area code: (702) 227-9800
                                                             --------------

ITEM 12.   RESULTS OF OPERATIONS AND FINANCIAL CONDITIONS.

         On May 10, 2004, American Vantage Companies (the "Company") issued a press release reading as follows:

AMERICAN VANTAGE COMPANIES REPORTS FIRST QUARTER PERIOD EARNINGS

HIGHLIGHTS:

      o     Company reports net income of $1,360,000 or $0.24 per share

      o Company's American Vantage Media Corporation's Filmed Entertainment division reports revenues of $2,793,000, a net loss of $(406,000) and EBITDA of $95,000 for the February 3, 2004 through March 31, 2004 period

      o Company recognized a pre-tax gain of $3,423,000 from the sale of an approximately 40-acre parcel of undeveloped land

      o Las Vegas Border Grill Restaurant, a Company investment, reports record first quarter record revenues and net income

      o American Vantage Media Corporation's Branded Content division signs agreement with MasterCard

      o     Fox Broadcasting adds "The O.C." to its 2004-2005 primetime schedule

         LAS VEGAS, NEVADA AND SANTA MONICA, CALIFORNIA, MAY 10, 2004 --- American Vantage Companies (NASDAQ:AVCS) today announced the results of its operations for the three months ended March 31, 2004, as well as recent other Company highlights. For the three months ended March 31, 2004 the Company's net income totaled $1,360,000 compared to net income of $56,000 for the three months ended March 31, 2003. The Company's net income for basic and diluted earnings per share for the three months ended March 31, 2004 was $0.24 as compared to $0.01 for the three months ended March 31, 2003. The increase in net income between the three-month periods primarily is due to the Company's January 30, 2004 sale of approximately 40 acres of undeveloped land that resulted in a pre-tax gain of $3,423,000.

Ronald J. Tassinari, Chairman and CEO, said, "This quarter represents our first period of reporting earnings following our Wellspring and Hypnotic acquisitions. It has proven to be an active period. We continue to implement our post-acquisition restructuring of the Company along the path for continued growth in the entertainment, media and lifestyle industries. Our management team continues to identify and refine their divisional revenue streams, cost structures and specific internal funding needs to meet targeted future revenue growth and company-wide cost efficiencies. We believe that such integration activities will continue to occur through calendar year 2004."

AMERICAN VANTAGE MEDIA CORPORATION ("AVMC") DIVISIONAL HIGHLIGHTS:

Filmed Entertainment

On February 3, 2004, AVMC acquired all of the capital stock of Wellspring Media, Inc. ("Wellspring"). The former Wellspring operations formed the foundation of AVMC's Filmed Entertainment division. For the February 3, 2004 through March 31, 2004 period, the Filmed Entertainment division generated home video sales of approximately $1,530,000, direct response sales of $1,127,000 and worldwide and theatrical sales of $136,000, for total period revenues of $2,793,000.

Through April 2004, the Filmed Entertainment division acquired certain distribution rights to "Tarnation", "Seducing Doctor Lewis", "Nina's Tragedies" and other films. In addition to distribution rights, AVMC has reached a co-production agreement for Jonathan Caouette's "Tarnation" which includes providing completion financing and marketing funds for the film's domestic and international release. "Tarnation" will screen in the Director's Fortnight section of the 2004 Cannes Film Festival. "Seducing Doctor Lewis" has been nominated for 11 Canadian Genies and received a Dramatic Award at the 2004 Sundance Film Festival. "Nina's Tragedies" received 11 Israeli film awards including picture, actress and director awards and was that country's entry in the Academy Awards.

Branded Content

On April 16, 2003 and December 31, 2003, the Company acquired the assets and certain liabilities of YaYa, LLC and Enigma Media, Inc. (dba Hypnotic), respectively. The intellectual assets obtained in these acquisitions served as the foundation of AVMC's Branded Content division. For the three months ended March 31, 2004, the Branded Content division generated a net loss of $(64,000) on revenues of $761,000. During the three months ended March 31, 2004, the Branded Content division derived revenues primarily from its $1.2 million
MasterCard agreement for development and production fees of a television program; web services, licensing and merchandise fees for the intellectual property "Terry Tate, Office Linebacker" and strategy projects with various Fortune 1000 companies including Safeway, Merrill Lynch and FedEx.

Film and TV Production

The Film and TV Production division was formed from certain intellectual assets acquired in the December 31, 2003 Hypnotic acquisition. For the three months ended March 31, 2004, the Film and TV Production division generated a net loss of $(128,000) on revenues of $197,000. During the three months ended March 31, 2004, the Film and TV Production division primarily derived revenues from its overhead agreement with Warner Bros. TV and co-production fees generated from FOX Broadcasting's television series, "The O.C."

During April 2004, FOX Broadcasting announced that "The O.C." television series would be included on its 2004-2005 primetime schedule.

AMERICAN VANTAGE COMPANIES - OTHER REVENUES - HIGHLIGHTS:

Las Vegas Border Grill Restaurant

Primarily due to the efforts of the managing partners and increased traffic resulting from the January 2003 opening of the Mandalay Bay Hotel and Casino's approximately one million square foot convention center, the Las Vegas Border Grill Restaurant ("Border Grill") recorded record revenues of $1,935,000 for the three months ended March 31, 2004, as compared to $1,375,000 for the three months ended March 31, 2003. Accordingly, income from the Company's unconsolidated investment in the Border Grill increased to $414,000 for the three months ended March 31, 2004 from $177,000 for the three months ended March 31, 2003. In addition, during the three months ended March 31, 2004 and 2003, the Company received capital distributions from the Border Grill totaling $250,000 and $150,000, respectively.

Land sale

On January  30,  2004,  the Company  received  pre-tax  proceeds  of  $7,007,000
(excluding legal and consulting fees) and recognized a pre-tax gain of $3,423,000 from its sale of approximately 40 acres of undeveloped land, located in North Las Vegas, Nevada.

The land sale net proceeds are anticipated to be utilized in the Company's strategy of expanding into areas of interest in the entertainment, media, and lifestyle industries through mergers or acquisitions. The Company continues to pursue potential synergistic merger and acquisitions, partnerships, joint ventures and strategic alliances which are in various stages of discussion, negotiation and/or due diligence.

Certain statements in this press release are "forward-looking statements" within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. Such forward-looking statements may be identified by words such as "anticipates," "believes," "can," "continue," "could," "estimates," "expects," "intends," "may," "plans," "potential," "predicts," "should," or "will" or the negative of these terms or other comparable terminology. Such statements and all phases of American Vantage Companies' operations are subject to known and unknown risks, uncertainties and other factors, including overall economic conditions and other factors and uncertainties as are identified in American Vantage Companies' Form 10-KSB for the year ended July 31, 2003, Form 10-QSB for the quarter ended October 31, 2003, transition Form 10-QSB for the two months ended December 31, 2003, Forms 8-K and Forms 8-K/A's (Dates of Forms 8-K and 8-K/A Reports: December 31, 2003 and February 4, 2004). Readers are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date hereof. American Vantage Companies' actual results, levels of activity, performance or achievements may be materially different from any future results, levels of activity, performance or achievements expressed or implied by these forward-looking statements. The Company undertakes no obligation to update the forward-looking statements in this press release.


The following table reconciles the AVMC Filmed Entertainment's EBITDA to net loss:

                                                              FEBRUARY 3, 2004
                                                          THROUGH MARCH 31, 2004
--------------------------------------------------------------------------------
Net loss                                                        $(406,000)
--------------------------------------------------------------------------------
Add:
--------------------------------------------------------------------------------
   Amortization of programming rights library                     451,000
--------------------------------------------------------------------------------
   Interest expense                                                32,000
--------------------------------------------------------------------------------
   Depreciation                                                    18,000
                                                                ---------
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
EBITDA                                                          $  95,000
                                                                 ========
--------------------------------------------------------------------------------

CONSOLIDATED STATEMENTS OF OPERATIONS HIGHLIGHTS (UNAUDITED)

                                                     MARCH 31,       MARCH 31,
                                                       2004            2003
                                                    -----------     -----------
Sales and services                                  $ 3,868,000     $        --
                                                    ===========     ===========
Gross profit                                        $ 1,757,000     $        --
                                                    ===========     ===========
General and administrative                          $ 3,448,000     $   274,000
                                                    ===========     ===========
Gain on sale of land                                $ 3,423,000     $        --
                                                    ===========     ===========
Net income                                          $ 1,360,000     $    56,000
                                                    ===========     ===========
Net income per common share -- basic and diluted    $      0.24     $      0.01
                                                    ===========     ===========

Weighted average number of common shares and
    ommon share equivalents                           5,697,000       4,866,000
                                                    ===========     ===========

CONSOLIDATED BALANCE SHEETS HIGHLIGHTS (UNAUDITED)

                                                     MARCH 31,      DECEMBER 31,
                                                       2004             2003
                                                    -----------     -----------

Cash and cash equivalents                           $ 9,656,000     $ 8,628,000
                                                    ===========     ===========
Accounts and other receivables                      $ 5,028,000     $ 1,435,000
                                                    ===========     ===========
Inventories                                         $ 1,106,000     $        --
                                                    ===========     ===========
Film inventory, net                                 $10,443,000     $   660,000
                                                    ===========     ===========
Total assets                                        $32,921,000     $20,534,000
                                                    ===========     ===========

Current liabilities                                 $ 9,652,000     $ 2,625,000
                                                    ===========     ===========
Notes payable - long-term                           $ 4,523,000     $   523,000
                                                    ===========     ===========
Total stockholders' equity                          $18,746,000     $17,386,000
                                                    ===========     ===========

                                    SIGNATURE


         Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                            AMERICAN VANTAGE COMPANIES



Date:  May 12, 2004                         By: /s/ Ronald J. Tassinari
                                                --------------------------------
                                                   Ronald J. Tassinari
                                                   President and Chief Executive
                                                   Officer